EXHIBIT NO. 23.1


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INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of FSF Financial Corp. on Form S-3 of our report dated October 23, 1998, appearing in the Annual Report on Form 10-K of FSF Financial Corp. for the year ended September 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Bertram Cooper & Co., LLP

Bertram Cooper & Co., LLP
Waseca, Minnesota
July 14, 1999